UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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BETA OIL & GAS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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In connection with its special meeting of stockholders to be held May 25, 2004, Beta Oil & Gas issued the following press release on April 23, 2004.

For Immediate Release

Beta Oil & Gas Schedules Its Special Stockholders Meeting

TULSA, Oklahoma – Friday, April 23, 2004 — Beta Oil & Gas, Inc. (NASDAQ: BETA; “Beta” or the “Company”) announced today that a special meeting of its stockholders is scheduled to be held on May 25, 2004.  At the meeting, the Beta stockholders are expected to vote on, among other items, the proposed issuance of Beta common stock in connection with the securities purchase agreement dated December 12, 2003 with Petrohawk Energy, LLC (“Petrohawk”) pursuant to which Petrohawk has agreed to invest an aggregate of $60 million in cash for 15,151,515 shares of common stock, warrants to purchase 10,000,000 shares of common stock (exercisable at a price of $1.65 per share) and a convertible promissory note in the principal amount of $35,000,000 (which is convertible into common stock at a price of $2.00 per share).  Petrohawk Energy, LLC is a privately held independent exploration and production company based in Houston, Texas.

The Company’s stockholders will also be asked to approve an amendment to the Company’s articles of incorporation that will increase the number of authorized shares of the Company’s common stock.  Beta and Petrohawk expect to close the transaction, if approved, shortly after the Beta special stockholders meeting.

The record date for determining the Beta stockholders entitled to vote at the special stockholders meeting was April 16, 2004. Distribution of the printed definitive proxy statement, along with a proxy card and the Company’s annual report on Form 10-K/A, to stockholders commenced on or about April 23, 2004.

Beta Oil & Gas, Inc. is an independent energy company engaged in the production, exploration and development of oil and gas properties.  For more information, please contact Joseph L. Burnett (918) 495-1011.

The proposals discussed in this release which are to be voted on by the Company’s stockholders are described much more fully in a definitive proxy statement which  was filed with the Securities and Exchange Commission (“SEC”) on April 23, 2004.  The distribution of the printed definitive proxy statement, along with a proxy card and the Company’s annual report on Form 10-K/A, to the holders of Beta common and preferred stock commenced on or about April 23, 2004.   Beta, its directors, officers and certain members of its management and employees, and Petrohawk, its directors, officers and certain members of its management and employees may be considered “participants” in the solicitation of proxies from Beta’s stockholders in connection with the transactions described herein. Information regarding the identity of the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of Beta stockholders in connection with the proposed transaction, and their interests in the solicitation, are set forth in Beta’s definitive proxy statement on Schedule 14A filed on the date of this press release with the SEC. The Company’s stockholders are urged to carefully review the proxy statement, the proxy card, the Company’s annual report on the Form 10K/A and other documents relating to the proposals that were or will be filed by the Company or Petrohawk with the SEC when they become available because these documents will contain important information relating to the proposals. The Company’s stockholders may obtain a free copy of these documents after they have been filed with the SEC, and other documents filed by the Company or Petrohawk with the SEC, at the SEC’s Web site at www.sec.gov, or by contacting Joseph L. Burnett at (918) 495-1011.   BETA OIL & GAS, INC. STOCKHOLDERS SHOULD CAREFULLY READ THE PROXY STATEMENT AND OTHER MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING A DECISION CONCERNING THEIR VOTE ON THESE PROPOSALS.

Forward Looking Statements

This press release includes “forward-looking statements” as defined by the SEC.  All statements included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward- looking statements.  These statements are based on certain assumptions made by the Company based on its experience and perception of historical trends, current conditions, expected future developments and other factors they believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or anticipated in the forward-looking statements.